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                                 [Letterhead]



                                                                     EXHIBIT 5.1


                               August 15, 1997

Cyberonics, Inc.
17448 Highway 3, Suite 100
Webster, Texas  77598-4135

     RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3, filed by you with the Securities and Exchange Commission (the "Commission") on August 15, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,450,000 shares of your Common Stock, par value $0.01 per share (the "Shares"). The Shares include an over-allotment option granted by the Company to the Underwriters in the offering for resale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon your completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                       Sincerely,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       A Professional Corporation

                                       /s/ WILSON SONSINI GOODRICH & ROSATI